Exhibit 5.1

Bacterin International Holdings, Inc.

600 Cruiser Lane,

Belgrade, MT 59714

Re:	Registration Statement on Form S-3 for Bacterin International Holdings, Inc.

Ladies and Gentlemen

We have acted as counsel to Bacterin International Holdings, Inc., a Delaware corporation (the “Company”) and are rendering this opinion in connection with a prospectus supplement, dated August 1, 2014 (the “Prospectus Supplement”), relating to Registration Statement on Form S-3 (File No. 333-194944) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to 1,143,000 shares (the “Shares”) of the Company’s Common Stock, $0.000001 par value per share (the “Common Stock”) and warrants (the “Warrants”) to purchase 571,500 shares of Common Stock (“Warrant Shares”) with an exercise price of $7.12 per share.

The Shares and Warrants are to be sold by the Company pursuant to an Purchase Agreement dated July 31, 2014 (the “Agreement”) entered into by and between the Company and Northland Securities, Inc., as the representative for the underwriters set forth on Schedule I to the Agreement (the “Underwriters”), which has been filed as Exhibit 1.1 to the Company's Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended, and all exhibits thereto, (ii) the Prospectus Supplement, (iii) the Agreement, (iv) the Restated Certificate of Incorporation, as amended, of the Company and (v) the Amended and Restated Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock, (ii) the Warrants to be issued and sold by the Company have been duly authorized for issuance and such Warrants will constitute valid and binding obligations of the Company when certificates representing such Warrants shall have been duly executed, countersigned, issued and delivered against payment of the agreed consideration therefor in accordance with the Agreement and (iii) upon the exercise of the Warrants, the Warrant Shares, when issued and paid for in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable shares of Common Stock.

We express no opinion as to the law of any jurisdiction other than the State of Delaware and the federal securities laws of the United States.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Ballard Spahr LLP